Amendment Seven and Consent and Waiver
                                       To
                                Credit Agreement


         THIS AMENDMENT SEVEN AND CONSENT AND WAIVER is dated as of October 13, 1999 and is made in respect of the Credit Agreement dated as of July 12, 1996 as amended and in effect immediately prior to the date hereof (the "Credit Agreement") by and among PSC SCANNING, INC., a Delaware corporation formerly known as SpectraScan, Inc., which is the successor by merger to PSC Acquisition, Inc., (the "Borrower"), PSC INC. ("PSC"), the financial institutions party to the Credit Agreement (the "Lender Parties"), FLEET NATIONAL BANK (formerly known as Fleet Bank) as the "Initial Issuing Bank", and FLEET NATIONAL BANK, as administrative agent (the "Administrative Agent") under the Credit Agreement.

                            Statement of the Premises

         The Borrower, PSC, the Lender Parties, the Initial Issuing Bank and the Administrative Agent have previously entered into the Credit Agreement and various amendments thereto from time to time. The Borrower has requested that the Lender Parties consent to the acquisition of the assets of GEO Labs, Inc. and GAP Technologies, Inc. (collectively, the "GEO/GAP Acquisition") and, further, that the Lender Parties waive and amend certain covenants in the Credit Agreement as applied to the GEO/GAP Acquisition and certain elements thereof.

                           Statement of Consideration

         Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    Agreement

1. Defined Terms. The terms "this Agreement", "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment. Effective as of October 13, 1999, the Credit Agreement is hereby amended as follows:

         2.1 Section 1.01 of the Credit Agreement is amended by adding the definitions of "GEO/GAP Acquisition" and "GEO/GAP Term Sheet" thereto, as follows:

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          "GEO/GAP  Acquisition" means the Transaction  described in the GEO/GAP
     Term Sheet.

          "GEO/GAP Term Sheet" means the Term Sheet annexed as Exhibit A hereto.

         2.2 Section 1.01 of the Credit Agreement is amended by changing the definitions of "Capital Expenditures" and "Debt" to read in their entirety as follows (new, additional language being in bold type):

                           "Capital  Expenditures" means, for any Person for any
                  period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person; provided however that for the purposes of computing compliance with Section 5.04(a) of this Agreement, Capital Expenditures shall not be deemed to include those expenditures which are funded by Debt and which are made to accomplish the GEO/GAP Acquisition.

                           "Debt" of any Person means, without duplication,  (a)
                  all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business and trade payables that are being contested in good faith), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of

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                  such Person to purchase,  redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred
                  Stock,   at  the  greater  of  its  voluntary  or  involuntary
                  liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements,
                  (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided however that for the purposes of Section 5.02(b) of the Agreement, Debt shall not be deemed to include amounts payable to George A. Plesko pursuant to and in accordance with the GEO/GAP Term Sheet.

         2.3 Section 5.02(d) of the Credit Agreement is amended by making the following correction in clause (v) thereof: the reference to "Section 5.01(f)(i) and (vii)" is changed to "Section 5.02(f)(i) and (vii)".

3. Consent and Waiver. The undersigned Lender Parties hereby consent to the GEO/GAP Acquisition and waive the right to deem the GEO/GAP Acquisition to be a violation of Section 5.02(b) of the Credit Agreement or a Default or Event of Default under the Credit Agreement by reason of the GEO/GAP Acquisition resulting in noncompliance with such Sections; provided and on the conditions that: (1) the GEO/GAP Acquisition is made within the terms set forth on the GEO/GAP Term Sheet, (2) Borrower shall be in compliance with all terms, conditions and covenants of the Credit Agreement, as amended hereby, immediately after giving effect to the GEO/GAP Acquisition, and (3) immediately upon the consummation of the GEO/GAP Acquisition, the chief financial officer of the Borrower shall deliver to the Administrative Agent a certificate stating that the Borrower has complied with and remains in compliance with each of these conditions.

4. Effect on the Credit Agreement. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Borrower and PSC each acknowledge and agree that the Credit Agreement (as amended by this Amendment) and each other Loan Document to which each is a party is in full force and effect, that its Obligations thereunder and under this Amendment are its legal, valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and it has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such Obligations.

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5.  Expenses.  The  Borrower  shall pay  promptly  when  billed  all  reasonable out-of-pocket expenses of each of the Lender Parties and the Agent (including, but not limited to, reasonable fees, charges and disbursements of counsel to each of the Lender Parties and the Agent) incident to the preparation, negotiation, execution, administration and enforcement of the this Amendment Seven and Consent and Waiver and all documents and transactions required in connection with this Amendment Seven and Consent and Waiver.

6. Execution in Counterparts and Effectiveness. This Amendment Seven and Consent and Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same
Amendment Seven and Consent and Waiver, regardless of whether or not the execution by all parties shall appear on any single counterpart. Delivery of an executed counterpart of a signature page to this Amendment Seven and Consent and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Seven and Consent and Waiver. This Amendment Seven and Consent and Waiver will become effective (subject to the terms of Sections 3 and 4 above) when the Administrative Agent shall have received counterparts of this Amendment Seven and Consent and Waiver which, when taken together, bear the signatures of the Borrower, PSC, the Administrative Agent and all of the Required Lenders.

7. Applicable Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the laws of the State of New York shall govern the validity, construction, enforcement and interpretation of this Amendment Seven and Consent and Waiver in whole without regard to any rules of conflicts-of-laws that would require the application of the laws of any jurisdiction other than the State of New York.

8. Headings. The headings of this Amendment Seven and Consent and Waiver are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.

         IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment Seven and Consent and Waiver to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.


PSC INC.                                    PSC SCANNING, INC.

By:                                         By:
Title:   Vice President, Chief Financial    Title:   Vice President and Chief
         Officer & Treasurer                         Financial Officer

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FLEET NATIONAL BANK, as Initial             FLEET NATIONAL BANK, as
Issuing Bank                                Administrative Agent


By:                                         By:
Title:                                      Title:


FLEET NATIONAL BANK                         FIRST UNION NATIONAL BANK

By:                                         By:
Title:                                      Title:


MANUFACTURERS & TRADERS                     KEY BANK NATIONAL
TRUST COMPANY                               ASSOCIATION

By:                                         By:
Title:                                      Title:


THE CHASE MANHATTAN BANK

By:

Title:

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